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                                                                    EXHIBIT 4.24

                              SUBSIDIARY GUARANTY


     THIS GUARANTY AGREEMENT (this "Agreement"), dated as of April 30, 2001, is executed and delivered by Clean Harbors Environmental Services, Inc., Clean Harbors of Natick, Inc., Clean Harbors of Braintree, Inc., Clean Harbors Services, Inc., Clean Harbors of Baltimore, Inc., Clean Harbors of Connecticut, Inc., Clean Harbors Kingston Facility Corporation, Harbor Management Consultants, Inc., Murphy's Waste Oil Service, Inc., Mr. Frank, Inc. and Spring Grove Resource Recovery, Inc. (each an "Obligor" and collectively, the "Obligors"), in favor of each registered holder (the "Holders") from time to time of the Notes (as defined below).

                                   RECITAL:
                                   -------

     Clean Harbors, Inc., a Massachusetts corporation (the "Company") has entered into a Securities Purchase Agreement dated April 12, 2001 (as amended from time to time, the "Securities Purchase Agreement") with the purchasers named therein (collectively, the "Purchasers") pursuant to which the Company has agreed to issue to the Purchasers, and the Purchasers have agreed to purchase, the Company's 16% Senior Subordinated Notes due 2008 in the aggregate original principal amount of $35,000,000 (all such notes, together with all notes issued in substitution, replacement, extension or exchange therefor in accordance with the terms of the Securities Purchase Agreement, the "Notes"). Each Obligor is a direct or indirect Subsidiary of the Company.

     It is a condition to the Purchasers' obligation to purchase the Notes that the Obligors enter into this Agreement. Each Obligor has determined that the Company entering into the Securities Purchase Agreement will directly or indirectly inure to the benefit of such Obligor, is in such Obligor's best interest and in furtherance of such Obligor's business and is necessary and convenient to the conduct of such business.

     NOW, THEREFORE, intending to be legally bound hereby, each Obligor agrees, jointly and severally, as follows:

     1. DEFINED TERMS.

     Except for terms defined in this Agreement (whether below or elsewhere), capitalized terms which are used herein without definition, but which are defined in the Securities Purchase Agreement, are used with the meanings ascribed to them in the Securities Purchase Agreement. In addition:

     "Bankruptcy Code" means The Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101-1330), as amended or supplemented from time to time, and any successor statute, and any and all rules issued or promulgated in connection therewith.
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     2. GUARANTY.  Each Obligor, jointly and severally with each other Obligor, unconditionally guaranties all obligations of the Company under or in respect of the Notes or payable by the Company under or in respect of the Transaction Documents, whether now existing or hereafter incurred or created, joint or several, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, including (a) all principal, Make Whole Amount, and interest (including any interest on the Notes which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company or would have accrued but for the application of provisions of the Bankruptcy Code); (b) all other amounts (including any fees or expenses) payable by the Company under the Notes, the Securities Purchase Agreement or any other Transaction Document; and (c) any renewals, refinancings or extensions of any of the foregoing (collectively, the "Obligations"), when due and at the place specified therefor. This guaranty by each Obligor is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by the Company of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that any Holder first attempt to collect any of the Obligations from the Company or any other Obligor or resort to any security or other means of obtaining payment of any of the Obligations which any Holder now has or may acquire after the date hereof, or upon any other contingency whatsoever, and the obligations of each Obligor hereunder shall not be subject to any counterclaim, setoff, recoupment or defense based upon any claim such Obligor may have against such Holder, the Company or any other Obligor or any other Holder. Upon any default by the Company in the full and punctual payment and performance of the Obligations or any part thereof, the Obligors will promptly pay or cause to be paid to the Holders, ratably in accordance with the amount owed to each, the amount of such Obligations which is then due and payable. Payments by the Obligors hereunder may be required to be made on any number of occasions.

     3. OBLIGOR'S FURTHER AGREEMENTS TO PAY. Each Obligor further agrees, jointly and severally with each other Obligor, as principal obligor and not as guarantor only, to pay to any Holder forthwith upon demand, in lawful currency of the United States of America and in funds immediately available to such Holder, all costs and expenses (including court costs and reasonable legal expenses) incurred or expended by such Holder in connection with the enforcement of this Agreement, together with interest on amounts recoverable under this Agreement from the time such amounts become due until payment at the interest rate then in effect under the Notes .

     4. FREEDOM TO DEAL WITH THE COMPANY AND OBLIGORS. The Holders shall be at liberty, without giving notice to or obtaining the assent of any Obligor and without relieving any Obligor of any liability hereunder, to deal with the Company and any other Obligor in such manner as any Holder in its sole discretion deems fit, and to this end each Obligor gives to each Holder full authority in its sole discretion to do any or all of the following things: (a) vary the terms and grant extensions or renewals or waivers or other indulgences in respect of or consent to the amendment of any of the terms of the Notes or any of the other Transaction Documents, (b) vary, release, exchange or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or other guaranty or other means of obtaining payment of any of the Obligations which any Holder now has or acquires after the date hereof, (c) accept partial payments from the Company, (d) release or discharge wholly or partially, the Company or any other Obligor, and (e) compromise or make any settlement or other arrangement with the Company or any other Obligor.

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     5. UNENFORCEABILITY OF OBLIGATIONS AGAINST THE COMPANY OR OTHER OBLIGORS.
If for any reason the Company has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the moneys payable on the Obligations have become irrecoverable from the Company or any other Obligor, by operation of law or for any other reason, this Agreement shall nevertheless be binding on each Obligor.

     6. WAIVERS BY OBLIGOR. Each Obligor waives notice of acceptance hereof, notice of any action taken or omitted by any Holder in reliance hereon, and any requirement that any Holder be diligent or prompt in making demands hereunder, giving notice of any default by the Company, or asserting any other right of a Holder hereunder. Each Obligor also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available in respect of its obligations under this Agreement whether by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or otherwise.

     7. NO CONTEST; SUBORDINATION. So long as any Obligations remain unpaid or undischarged, and notwithstanding any other provision of this Agreement, no Obligor will, by paying any sum hereunder (whether or not demanded by a Holder) or by any means or on any other ground, claim any setoff or counterclaim or contribution against the Company or any other Obligor, or, in proceedings under the Bankruptcy Code or insolvency proceedings, or of any nature, prove in competition with the Holders in respect of any payment or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of the Company or any Obligor, or the benefit of any other security for any obligation of the Company or any Obligor which, now or hereafter, such Obligor may hold or in which it may have a share.

     Each Obligor hereby agrees that all liabilities, obligations and indebtedness now or hereafter owed by the Company or any other Obligor to such Obligor and that any security and mortgage interests which secure such liabilities, obligations, and indebtedness, and all rights, remedies, powers, privileges and discretions of such Obligor in and to any collateral security now or hereafter granted by the Company or any other Obligor to secure such liabilities, obligations, and indebtedness are and shall be subject and subordinate to the Obligations and to the rights, remedies, powers, privileges and discretions of Holders under the Notes and the Transaction Documents.

     8. PREFERENCES; REVIVAL. Each Holder shall have the continuing and exclusive right to apply or reverse and re-apply any and all payments received by such Holder to any portion of the Obligations. To the extent that any payment on or proceeds applied to the Obligations is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations of each Obligor under this Agreement which would otherwise have been satisfied thereby shall be revived and continue in full force and effect as if such payment or proceeds had never been received by such Holder. The provisions of this Section 8 shall survive the termination of this Agreement.

     9. AMENDMENTS, WAIVERS, ETC. No provision of this Agreement can be changed, waived, discharged, or terminated except by an instrument in writing signed by the Required Holders and the Obligors expressly referring to the provision of this Agreement to which such instrument relates; and no such waiver shall extend to, affect or impair any right with respect to any obligation of the Obligors under this Agreement which is not expressly dealt with therein. No course of dealing or delay or omission on the part of any Holder in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Notes directly or indirectly held

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by the Company, any Obligor, or any Subsidiary of any Obligor or the Company,
shall not be deemed to be "outstanding" for purposes of determining whether any amendment or waiver has been effected in accordance with this Section 9, and no consent or waiver given by the Holder of such Notes shall be taken in consideration for any such purpose.

     10. REPRESENTATIONS AND WARRANTIES. Each Obligor represents and warrants that:

     (a) Existence. Each Obligor is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization.

     (b) No Violation. The execution, delivery and performance of this Agreement will not contravene any provision of law, statute, rule or regulation to which such Obligor is subject or any judgment, decree, franchise, order or permit applicable to such Obligor, or conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Obligor pursuant to the terms of any contractual obligation of such Obligor, or violate any provision of the certificate of formation or operating agreement of such Obligor.

     (c) Authority and Power. The execution, delivery and performance of this Agreement is within the corporate powers of such Obligor and has been duly authorized by all necessary action.

     (d) Enforceability. This Agreement constitutes a valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except as enforceability may be subject to general principles of equity, whether such principles are applied in a court of equity or at law.

     (e) Governmental Approvals. No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement by such Obligor, or the taking by such Obligor of any action contemplated hereby or thereby to be taken by it.

     11.  SUBORDINATION.      This Guaranty and the obligations of the Obligors
hereunder are subject to a Subordination Agreement dated as of April 12, 2001 among the Purchasers, the Company, the Obligors and Congress Financial Corporation (New England), which, among other things, subordinates the Obligors' obligations to the Holders to their obligations to the Holders of senior indebtedness as defined in said agreement.

     12.  MISCELLANEOUS.

     12A. Termination, Etc. This Agreement shall continue in effect, and the obligations of the Obligors hereunder shall not terminate or be released, until each of the following shall have occurred: (i) the Holders have received, and been allowed to retain, payment in full of all amounts due on the Obligations, and (ii) there shall have lapsed or been released by the passage of time or otherwise, any right of the Company, any Obligor or any other Person to rescind, set aside or void any such payment for any reason.

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     12B.  Successors and Assigns.  All covenants and other agreements herein by or on behalf of the Obligors shall bind their respective successors and assigns, whether so expressed or not, and all such covenants and agreements, and all other rights of the Holders shall inure to the benefit of their successors and assigns, provided no Obligor shall have any right to assign its obligations under this Agreement except as a result of a merger or consolidation of such Obligor permitted pursuant to Section 6.2 of the Securities Purchase Agreement.

     12C. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     12D. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW).

     12E. Consent to Jurisdiction and Service; Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OBLIGOR HEREBY ABSOLUTELY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND OF ANY FEDERAL COURT LOCATED IN SAID JURISDICTION IN CONNECTION WITH ANY ACTIONS OR PROCEEDINGS BROUGHT AGAINST IT BY ANY HOLDER ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OBLIGOR HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH ACTION OR PROCEEDING, IN EACH CASE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (A) IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, (B) IT IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO IT OR ITS PROPERTY,
(C) ANY SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, OR
(D) THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY ANY SUCH COURT. IN ANY SUCH ACTION OR PROCEEDING, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OBLIGOR HEREBY ABSOLUTELY AND IRREVOCABLY WAIVES TRIAL BY JURY AND PERSONAL IN HAND SERVICE OF ANY SUMMONS, COMPLAINT, DECLARATION OR OTHER PROCESS AND HEREBY ABSOLUTELY AND IRREVOCABLY AGREES THAT THE SERVICE MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT ITS ADDRESS SET FORTH IN OR FURNISHED PURSUANT TO THE PROVISIONS OF THIS AGREEMENT, OR BY ANY OTHER MANNER PROVIDED BY LAW. ANYTHING HEREINBEFORE TO THE CONTRARY NOTWITHSTANDING, ANY HOLDER MAY SUE ANY OBLIGOR IN ANY OTHER APPROPRIATE JURISDICTION AND ANY PARTY MAY SUE ANY OTHER PARTY ON A JUDGMENT RENDERED BY ANY COURT PURSUANT TO THE PROVISIONS OF THE FIRST SENTENCE OF THIS SECTION 11E IN THE COURTS OF ANY COUNTRY, STATE OF THE UNITED STATES OR PLACE WHERE SUCH OTHER PARTY OR ANY OF ITS PROPERTY OR ASSETS MAY BE FOUND OR IN ANY OTHER APPROPRIATE JURISDICTION.

     12F. Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering

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the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

     12G. Notices. All notices and other written communications as provided for hereunder shall be given in writing and delivered in person by a recognized overnight delivery service (with charges payable by the sender) or by facsimile transmission, if the original of such transmission is sent on the same day by a recognized overnight delivery service (with charges payable by the sender) and
(i) if to a Purchaser or its nominee, addressed to such Purchaser at the address or fax number specified for communications to such Purchaser in Annex 1 to the Securities Purchase Agreement, or at such other address or fax number as such Purchaser shall have specified to the Obligors in writing, (ii) if to any other Holder, addressed to such Holder at such address or fax number as is specified for such Holder in the Note register referenced in Section 12.14 of the Securities Purchase Agreement and (iii) if to any Obligor, addressed to it at 1501 Washington Street, Braintree, MA 02185, Attention: Chief Financial Officer, Fax No. (781) 848-1632, with a copy to Davis, Malm & D'Agostine, P.C., One Boston Place, Boston, MA, 02198, Attention: C. Michael Malm, Fax No. (617) 523-6215 or at such other address or fax number as such Obligor shall specify to each Holder in writing given in accordance with this paragraph 12G.

     Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

     12H.  Remedies Cumulative.   The rights and remedies of the Holders herein
provided or provided under any other agreement or instrument, or otherwise available, are cumulative, and are in addition to and not exclusive of, any rights and remedies provided by law.

     12I. Specific Performance. Each Obligor agrees that its obligations and the rights of the Holders hereunder may be enforced by specific performance hereof and thereof and by temporary, preliminary and/or final injunctive relief relating hereto and thereto, without necessity for proof by any Holder that it would otherwise suffer irreparable harm, and Obligor hereby consents to the issuance of such specific and injunctive relief.

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     IN WITNESS WHEREOF, each Obligor has caused this Agreement to be executed under seal as of the date first above written.

                         CLEAN HARBORS ENVIRONMENTAL
                          SERVICES, INC.

                         By:/s/ Stephen H. Moynihan
                            _________________________________
                            Name:   Stephen H. Moynihan
                            Title: Senior Vice President

                         CLEAN HARBORS OF NATICK, INC.

                         By:/s/ Stephen H. Moynihan
                            _________________________________
                            Name:   Stephen H. Moynihan
                            Title: Senior Vice President


                         CLEAN HARBORS OF BRAINTREE, INC.

                         By:/s/ Stephen H. Moynihan
                            _________________________________
                            Name:   Stephen H. Moynihan
                            Title: Senior Vice President

                         CLEAN HARBORS SERVICES, INC.

                         By:/s/ Stephen H. Moynihan
                            _________________________________
                            Name:   Stephen H. Moynihan
                            Title: Senior Vice President

                         CLEAN HARBORS OF BALTIMORE, INC.

                         By:/s/ Stephen H. Moynihan
                            _________________________________
                            Name:   Stephen H. Moynihan
                            Title: Senior Vice President

                         CLEAN HARBORS OF CONNECTICUT, INC.

                         By:/s/ Stephen H. Moynihan
                            _________________________________
                            Name:   Stephen H. Moynihan
                            Title: Senior Vice President

                     Signature Page to Subsidiary Guaranty

                         CLEAN HARBORS KINGSTON FACILITY
                         CORPORATION

                         By:/s/ Stephen H. Moynihan
                            _________________________________
                            Name:   Stephen H. Moynihan
                            Title: Senior Vice President

                         HARBOR MANAGEMENT CONSULTANTS, INC.

                         By:/s/ Stephen H. Moynihan
                            _________________________________
                            Name:   Stephen H. Moynihan
                            Title: Senior Vice President

                         MURPHY'S WASTE OIL SERVICE, INC.

                         By:/s/ Stephen H. Moynihan
                            _________________________________
                            Name:   Stephen H. Moynihan
                            Title: Senior Vice President

                         MR. FRANK, INC.

                         By:/s/ Stephen H. Moynihan
                            _________________________________
                            Name:   Stephen H. Moynihan
                            Title: Senior Vice President

                         SPRING GROVE RESOURCE RECOVERY, INC.

                         By:/s/ Stephen H. Moynihan
                            _________________________________
                            Name:   Stephen H. Moynihan
                            Title: Senior Vice President

                    Signature Page to Subsidiary Guaranty